Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

Qualcomm Contacts:

Laurie Falconer, Qualcomm Atheros

Phone: 1-408-652-0632

Email: laurief@qti.qualcomm.com

Emily Kilpatrick, Corporate Communications

Phone: 1-858-845-5959

Email: corpcomm@qualcomm.com

Warren Kneeshaw, Investor Relations

Phone: 1-858-658-4813

Email: ir@qualcomm.com

Qualcomm to Acquire xDSL and G.fast Networking Technology Provider Ikanos

—Qualcomm Atheros Augments its Networking Portfolio with End-to-End Fixed Access Broadband Capabilities—

SAN DIEGO, CALIF. — August 6, 2015 — Qualcomm Incorporated (NASDAQ: QCOM) today announced that its subsidiary, Qualcomm Atheros, Inc., has entered into a definitive merger agreement to acquire Ikanos Communications, Inc. (NASDAQ: IKAN), a high performance broadband networking semiconductor and software provider enabling both central office and home gateway solutions. Pursuant to the agreement, Qualcomm Atheros, through a wholly-owned subsidiary, will commence a tender offer to acquire all of the issued and outstanding shares of common stock of Ikanos for $2.75 per share in cash, and assume all outstanding indebtedness at the closing of the transaction.

The acquisition is intended to expand Qualcomm Atheros’ footprint in the carrier fixed line segment with the addition of high performance broadband access and modem technologies critical to enhancing users’ connected experiences in the home. The home gateway extends Qualcomm Atheros’ leadership in carrier Wi-Fi and wired connectivity, while providing a central hub for Internet of Everything (IoE) enabled devices, services and 3G/LTE small cells.

Ikanos’ board of directors has unanimously approved the transaction and recommends the offer to Ikanos stockholders. The transaction is expected to close before the end of this year and is subject to customary closing conditions, including a minimum tender of a majority of outstanding shares of Ikanos and regulatory clearances in certain non-US jurisdictions.

“Qualcomm Atheros has always viewed the home gateway as the enabler for consumers to not only access the Internet for browsing and downloading content and video streaming, but also as the hub of the Internet in the home for a variety of reliable and high quality services,” said Rahul Patel, senior vice president and general manager, connectivity, Qualcomm Technologies, Inc. “The combination of Qualcomm Atheros’ broad home gateway IP portfolio, including Wi-Fi, powerline, small cell, and Ethernet switch technologies, and Ikanos’ advanced wired modem technology, is designed to create a complete solution for a wide range of home gateway products to better serve the carrier segment.”

The acquisition of Ikanos provides Qualcomm Atheros access to a wide array of leading technologies, including A/VDSL2 and G.fast modem technology and chipsets for consumer premises equipment (CPE) and central office (CO) infrastructure. Ikanos also offers multi-mode gateway processor and accelerator technology for fiber, LTE, Ethernet and hybrid-copper applications. In addition, Ikanos inSIGHT software allows remote diagnosis, management and optimization of the broadband connection and quality-of-service, and voice over IP (VolP) integrated access devices and bridges. Ikanos’ strong central office product portfolio, as well as its technology collaboration with Alcatel-Lucent in the area of fixed access communications, enables Qualcomm Atheros to offer a strong product portfolio in the ultra-broadband access space, including G.fast.

“Qualcomm Atheros and Ikanos have a long history of collaboration in the carrier space and share a common vision for the connected home. Bringing the two companies together enables Qualcomm Atheros to accelerate implementation of its strategy for the connected home, and to move the home gateway forward as a key enabler for new carrier applications and services,” said Omid Tahernia, president and chief executive officer, Ikanos.

About Qualcomm Incorporated

Qualcomm Incorporated (NASDAQ: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 30 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the proposed transaction between Qualcomm Atheros and Ikanos; the expected timetable for completing the transaction; strategic and other potential benefits of the transaction; and any other statements about Qualcomm managements’ future expectations, beliefs, goals, plans, or prospects, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: the possibility that certain closing conditions to the transaction will not be satisfied; that required regulatory approvals for the transaction may not be obtained in a timely manner, if at all; the ability to timely consummate the transaction and possibility that the transaction will not be completed; the ability of Qualcomm Atheros to successfully integrate Ikanos’ operations and employees; the anticipated benefits of the transaction may not be realized; and those additional factors discussed in Qualcomm’s most recent Quarterly and Annual Reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission. Investors are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Qualcomm undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

About the Tender Offer

THE PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES OF IKANOS COMMON STOCK. THE TENDER OFFER DESCRIBED IN THIS DOCUMENT HAS NOT YET COMMENCED.

At the time the offer is commenced, a subsidiary of Qualcomm Atheros will file a Tender Offer Statement on Schedule TO with the United States Securities and Exchange Commission (“SEC”), and Ikanos will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Ikanos at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the SEC’s web site, at http://www.sec.gov. Free copies of these materials and certain other offering documents will be sent to Ikanos’ stockholders by the information agent for the offer.

IKANOS STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS

TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.

Additional Information and Where to Find It

In addition to the Solicitation/Recommendation Statement, Ikanos files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Ikanos at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.

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